BARRY FRIEDMAN, P.C., C.P.A.
                                1582 TULITA DRIVE
                            LAS VEGAS, NEVADA  89123
                           Telephone:  (702) 361-8414
                           Facsimile:  (702) 896-0278

April  4,  2000

Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sirs/Mesdames:

RE:     MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
       (THE  "COMPANY")

          We have read the paragraphs of Item 4 included in the Company's Form 8-K dated March 20, 2000, filed with the Securities and Exchange Commission on March 28, 2000, and are in agreement with the statements contained therein.

Yours  Truly,

BARRY  FRIEDMAN,  P.C.,  C.P.A.

Per: /s/ Barry Friedman

Barry  Friedman

cc:     Merlin  Software  Technologies
        International,  Inc.